                                                                  EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of UTStarcom, Inc., of our report dated February 18, 2000, on our audits of the financial statements of UTStarcom, Inc., as of December 31, 1998 and 1999, and for the three years ended December 31, 1999, as included in UTStarcom, Inc.'s Registration Statement (333-93069) on Form S-1 dated March 2, 2000. We also consent to the incorporation by reference of our report dated February 18, 2000 relating to the financial statements schedules, which appears in such Registration Statement on Form S-1.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Francisco, CA
August 25, 2000